UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2023 (February 19, 2023)

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03. Bankruptcy or Receivership.

Chapter 11 Filing

As previously disclosed, on February 13, 2023, Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) and its wholly-owned direct subsidiary, Scintilla Pharmaceuticals, Inc. (together with the Company, the “Debtors”), commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 proceedings are jointly administered under the caption In re Sorrento Therapeutics, Inc., et al. (the “Chapter 11 Cases”). The Debtors continue to operate their business in the ordinary course and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. At a hearing before the Bankruptcy Court on February 16, 2023, the Debtors sought and obtained approval from the Bankruptcy Court of certain “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations during the Chapter 11 Cases.

Debtor-in Possession Financing

On February 19, 2023, the Debtors executed that certain Debtor-In-Possession Term Loan Facility Summary of Terms and Conditions (the “DIP Term Sheet”) with JMB Capital Partners Lending, LLC (“JMB Capital” or the “DIP Lender”), pursuant to which JMB Capital (or its designees or its assignees) are providing the Debtors with a non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 in term loan commitments (the “DIP Facility”), subject to the terms and conditions set forth in the DIP Term Sheet. On February 20, 2023, the Debtors filed the Debtors’ Emergency Motion For Entry of Interim and Final Orders (I) Authorizing The Debtors to (A) Obtain Senior Secured Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (III) Modifying The Automatic Stay, (IV) Scheduling A Final Hearing, and (V) Granting Related Relief (the “DIP Motion”) seeking the Bankruptcy Court’s approval of the DIP Facility and certain related relief. A copy of the DIP Term Sheet was attached to the Motion.

At a hearing before the Bankruptcy Court on February 21, 2023, the Bankruptcy Court granted the Debtors’ DIP Motion and entered an interim order (the “Interim DIP Order”) approving the DIP Facility on an interim basis and providing the Debtors with the necessary liquidity to continue to operate in Chapter 11. Upon entry of the Interim DIP Order and satisfaction of all applicable conditions precedent, as set forth in the DIP Term Sheet, the Debtors were authorized to make a single, initial draw of $30,000,000 on the DIP Facility (the “Initial Draw”). Definitive financing documentation, including a credit agreement and other documents evidencing the DIP Facility (collectively, the “DIP Documents”), will be negotiated and executed as soon as possible following the Initial Draw on the DIP Facility. The remaining amount of the DIP Facility will be available to the Debtors, subject to entry of an order granting the DIP Motion on a final basis (the “Final Order”) and compliance with the terms, conditions, and covenants to be set forth in the definitive DIP Documents, through additional draws of no less than $5,000,000 each upon five business days’ written notice to the DIP Lender. The DIP Facility contains economic and other terms that are the most favorable to the Debtors compared to the other proposals received by the Debtors, including, among others: (i) immediate access to interim financing of up to $30,000,000 (with up to $75,000,000 to be available in the aggregate), (ii), minimum draws of $5,000,000, (iii) interest at a per annum rate equal to 14% payable in cash on the first day of each month in arrears (and a default interest rate that shall accrue at an additional per annum rate of 3% plus the non-default interest, payable in cash on the first day of each month), and (iv) other fees and charges as described in the DIP Term Sheet. The DIP Facility is secured by first-priority liens on substantially all of the Debtors’ unencumbered assets, subject to certain enumerated exceptions, and second-priority liens on those assets of the Debtors that are encumbered by certain permitted liens (as set forth in the Interim DIP Order).

The DIP Facility matures on the earliest of: (i) July 31, 2023; (ii); the effective date of any chapter 11 plan of reorganization with respect to the Debtors; (iii) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code; (iv) the date of the acceleration of the DIP Loans and the termination of the DIP Commitments in accordance with the DIP Documents (each as defined in the DIP Term Sheet); (v) dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and (vi) forty-five (45) days after the filing of the DIP Motion (or such later date as agreed to by the DIP Lender), unless the Final Order has been entered by the Bankruptcy Court on or prior to such date. The DIP Facility does not contain a roll-up or cross-collateralization of prepetition debt or otherwise dictate how prepetition claims will be addressed in a chapter 11 plan.

The Debtors anticipate seeking final approval of the DIP Facility at a final hearing on the DIP Motion on or around March 29, 2023, or any such other date that is no later than forty-five (45) days following the date of filing of the DIP Motion, as required under the DIP Term Sheet. The foregoing summary of the DIP Term Sheet is qualified in its entirety by reference to the full text of the DIP Term Sheet, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Additional information about the Chapter 11 Cases, including access to copies of the DIP Motion, the Interim Order, the DIP Term Sheet, and other documents filed with the Bankruptcy Court, is available online at https://cases.stretto.com/sorrento, a website administered by Stretto, a third-party bankruptcy claims and noticing agent. The information on that website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

Press Release

In connection with the DIP Facility, the Company issued a press release on February 21, 2023, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2.

Cleansing Materials

On or around February 13, 2023, the Debtors entered into confidentiality agreements (collectively, the “NDAs”) with certain prospective debtor-in-possession financing lenders. Pursuant to those NDAs, the Company agreed to publicly disclose all material non-public information disclosed to such prospective lender (collectively, the “Cleansing Materials”). A copy of the Cleansing Materials is attached to this Current Report on Form 8-K as Exhibit 99.3.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 and Exhibit 99.3, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the future trading market for the Company’s common stock, the Chapter 11 process and the Chapter 11 Cases. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including risks associated with the unpredictability of trading markets and whether a market will be established for the Company’s common stock; the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process; the effect of the Chapter 11 Cases on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process; the timing or amount of any recovery, if any, to the Company’s stakeholders; objections to the DIP Facility in connection with the Chapter 11 proceedings and the related approvals of the terms and conditions of the DIP Facility; the Company’s ability to comply with the restrictions imposed by the proposed terms and conditions of the DIP Facility; the expected delisting of the Company’s common stock from Nasdaq and the expected trading of the Company’s common stock on the Pink Open Market; and those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, in each case under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this document. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Debtor-In-Possession Term Loan Facility Summary of Terms and Conditions
99.2	Press Release dated February 21, 2023, entitled “Sorrento Therapeutics, Inc. Receives Court Approval for $75 Million Financing in Chapter 11 Case”
99.3	Cleansing Materials
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: February 21, 2023	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer